Exhibit 99.1

ESSA Pharma Appoints Philip Kantoff to its Board of Directors

South San Francisco, California and Vancouver, Canada, September 13, 2022 - ESSA Pharma Inc. ("ESSA", or the "Company") (NASDAQ: EPIX), a clinical-stage pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer, today announced the appointment of Philip Kantoff, M.D., to its Board of Directors. Dr. Kantoff brings invaluable insight and experience to ESSA as a renowned medical oncologist and leader in the clinical development of new prostate cancer treatments.

“Phil’s breadth and quality of accomplishments are unmatched, and we are honored to welcome him to ESSA’s Board of Directors,” stated Richard M. Glickman, L.L.D. (Hon), Chairman of ESSA's Board of Directors. “We are eager to leverage Phil’s admirable expertise in prostate cancer clinical research, as we work to further ESSA’s pipeline of first-in-class anitens targeting the N-terminal domain of the androgen receptor.”

“ESSA’s development program is focused on uniquely interfering with androgen-driven prostate cancer through targeting of the N-terminal domain of the androgen receptor. I look forward to advising and working with ESSA’s Board of Directors and management team during this pivotal time,” said Philip Kantoff, M.D.

Dr. Kantoff currently serves as the Chief Executive Officer and Co-founder of Convergent Therapeutics, where he spearheads the development of precision radiopharmaceuticals for prostate cancer treatment. Previously, Dr. Kantoff served as Chairman of the Department of Medicine at Memorial Sloan Kettering Cancer Center (MSK), managing more than 450 physicians and physician-scientists, while caring for patients, running a funded laboratory and developing improved cancer therapies. Prior to MSK, he was Professor of Medicine at Harvard Medical School and the Jerome and Nancy Kohlberg Chair at Harvard Medical School, Director of the Lank Center for Genitourinary Oncology at the Dana-Farber Cancer Institute and Division Head of Solid Tumor Oncology, serving as principal investigator in significant trials developing new therapeutic targets for patients with advanced prostate cancer. During this time, Dr. Kantoff conducted laboratory research focused on the genetic epidemiology of prostate cancer, mechanisms of resistance, the role of noncoding RNAs in prostate cancer, and the discovery of biomarkers as potential prognostic tools and/or therapeutic targets. Dr. Kantoff earned both his undergraduate and medical degrees from Brown University and is board certified in internal medicine and medical oncology. He has written more than 500 articles and books and is the recipient of numerous awards celebrating his research and clinical skills.

About ESSA Pharma Inc.

ESSA is a clinical-stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of patients with prostate cancer. For more information, please visit www.essapharma.com and follow us on Twitter under @ESSAPharma.

Forward-Looking Statement Disclaimer

This release contains certain information which, as presented, constitutes "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and/or applicable Canadian securities laws. Forward-looking information involves statements that relate to future events and often addresses expected future business and financial performance, containing words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend", statements that an action or event "may", "might", "could", "should", or "will" be taken or occur, or other similar expressions and includes, but is not limited to, the Company’s plans to leverage Mr. Kantoff’s expertise, plans to further ESSA’s pipeline and the Company’s development program.

Forward-looking statements and information are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of ESSA to control or predict, and which may cause ESSA’s actual results, performance or achievements to be materially different from those expressed or implied thereby. Such statements reflect ESSA’s current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by ESSA as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. In making forward looking statements, ESSA may make various material assumptions, including but not limited to (i) the accuracy of ESSA’s financial projections; (ii) obtaining positive results of clinical trials; (iii) obtaining necessary regulatory approvals; and (iv) general business, market and economic conditions.

Forward-looking information is developed based on assumptions about such risks, uncertainties and other factors set out herein and in ESSA’s Quarterly Report on Form 10-Q dated August 4, 2022 under the heading “Risk Factors”, a copy of which is available on ESSA’s profile on EDGAR at www.sec.gov and on the SEDAR website at www.sedar.com, and as otherwise disclosed from time to time on ESSA’s EDGAR and SEDAR profiles. Forward-looking statements are made based on management's beliefs, estimates and opinions on the date that statements are made and ESSA undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

Company Contact David Wood, Chief Financial Officer ESSA Pharma Inc. Contact: (778) 331-0962 Email: dwood@essapharma.com	Investor Relations Contact: Xuan Yang Solebury Strategic Communications Contact: (646) 378-2975 Email: xyang@soleburystrat.com

Media Contact: Zara Lockshin Solebury Strategic Communications Contact: (646) 378-2960 Email: zlockshin@soleburystrat.com